Colcord Building      Telephone 405 272 9251
                     15 North Robinson
                     Oklahoma City, OK 73102


Price Waterhouse LLP





July 1, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Browne Bottling Company and All-American
Bottling Corporation's Form 8-K dated July 1, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

PRICE WATERHOUSE LLP

Price Waterhouse L.L.P.
Oklahoma City, Oklahoma